                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

We consent to incorporation by reference in the Registration Statement on Form S-8 of First Savings Financial Corp. of our report dated January 10, 1997 relating to the consolidated statements of financial condition of First Savings Financial Corp. as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, which report was incorporated by reference in the December 31, 1996 Form 10-KSB of First Savings Financial Corp.


                                               /s/ KPMG Peat Marwick LLP
                                               --------------------------
                                                   KPMG Peat Marwick LLP

Greensboro, North Carolina
March 28, 1997